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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 29, 2000 included in Visual Data Corporation's Form 10-KSB/A for the year ended September 30, 2000, and our report dated March 1, 2000 (except with respect to the matter discussed in Note 7 as to which the date is February 27,
2001) included in Visual Data Corporation's Form 8-K/A dated March 16, 2001, and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida
   April 27, 2001